THIS DOCUMENT CONSTITUTES PART
                                                       OF A PROSPECTUS  COVERING
                                                       SECURITIES THAT HAVE BEEN
                                                 REGISTERED UNDER THE SECURITIES
                                                                     ACT OF 1933
Exhibit (d)(3)

                         Alpha Technologies Group, Inc.
                           11990 San Vicente Boulevard
                                    Suite 350
                              Los Angeles, CA 90049


         You should only rely on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of the sale of our common stock.

                                                               February 12, 2003

To:      Optionees under the 1994 Stock Option
         Plan, as amended and restated,
         of Alpha Technologies Group, Inc.

GRANTS

                    Alpha Technologies Group, Inc. may offer shares of its Common Stock to officers, other employees and directors of, and consultants to, the Company and its subsidiaries. These shares will be offered through the granting of stock options under the Alpha Technologies Group, Inc. 1994 Stock Option Plan, as amended and restated (the "1994 Plan"). (In this prospectus, Alpha Technologies Group, Inc. is referred to as the "Company", "we", or "us".) Options granted to employees under the 1994 Plan may be either incentive stock options ("Incentive Stock Option"), within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended, or options which do not constitute Incentive Stock Options. Options granted to consultants and non-employee directors under the 1994 Plan will be Options which do not constitute Incentive Stock Options.

PURPOSE

                    The purpose of the Plan is to provide a means whereby certain officers, other employees, consultants and directors of the Company and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and general success of the Company, and to encourage them to remain with and devote their best efforts to the businesses of the Company.

OTHER

                    DOCUMENTS This document is a summary of the 1994 Plan. The full 1994 Plan text is "incorporated by reference" in this document. That means the complete text of the Plan is considered to be part of this prospectus covering securities that have been registered under the Securities Act of 1933. Please refer to the 1994 Plan text for additional information. You may obtain a copy of the 1994 Plan text and other documents that are incorporated by reference by contacting the person listed under the headings "Information About the Company" and "Additional Information".

SHARES
UNDER THE PLAN

                    The term of the 1994 Plan extends to September 12, 2004. No options may be granted under the 1994 Plan after that date. The aggregate number of shares which may be issued under Options granted under the 1994 Plan shall not exceed an aggregate of 2,400,000 shares of Common Stock of the Company, par value $.03 per share.

AMENDMENTS
AND OTHER CHANGES

                    The Board of Directors may amend the 1994 Plan, but no adverse change may be made in any option already granted to you without your consent. The Board of Directors in its discretion may terminate the 1994 Plan at any time with respect to any shares for which Options may have not then been granted.

STOCK OPTIONS

                    The terms of a stock option grant to you under the 1994 Plan are outlined in your Stock Option Agreement, in the Plan document and in this prospectus. You should read all of these documents carefully. The Stock Option Agreement contains information about your grant including the number of shares that you may buy under your Option, the option price and the termination date.

PAYMENT
OF STOCK OPTIONS

                    You must pay for stock on the date of exercise of an Option.

ADMINISTRATION OF THE PLAN

                    The Stock Option Committee administers the 1994 Plan. The Committee currently has three members, at least two of whom are non-employee directors of the Company. In addition to administering the 1994 Plan, the Committee is authorized to determine the individuals who are to be granted options under the 1994 Plan, the number of shares to be made subject to options granted, and the terms and conditions of the options granted.

                    The members of the Committee are selected annually by the Company's Board of Directors, which also has discretion to remove them. Currently, the members of the Committee are Marshall D. Butler, Donald K. Grierson and Richard E. Gormley. Marshall D. Butler does not participate in any decisions regarding stock options granted to executive officers.

                    The 1994 Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

INFORMATION
ABOUT THE COMPANY

                    We filed Registration Statements on Form S-8 to register with the Securities and Exchange Commission ("SEC") the shares of our Common Stock offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statements or the exhibits to the registration statements.

                    We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

                    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus.

                    We incorporate by reference the Annual Report on Form 10-K for the year ended October 27, 2002 and, until this offering has been completed, any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

                    You may request free copies of these filings by writing or telephoning us at the following address:

                                            Chief Financial Officer
                                            Alpha Technologies Group, Inc.
                                            33 Bridge Street
                                            Pelham, NH 03076
                                            603-635-5160

                    Upon your written or oral request, the Company will provide to you, without charge, a copy of any or all of the following:


               o    The  documents  which  have  been  filed  with  the  SEC and incorporated by reference in this document (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such document);

               o    The Company's most recent Annual Report to Stockholders; and

               o Any other documents required to be delivered to you pursuant to Rule 428(b) under the Securities Act of 1933.

                    If you have misplaced this Prospectus, you may obtain another copy. You may also get copies of the 1994 Plan text. In either case, there will be no charge for the applicable document(s).

                                    To request copies, contact:

                                            Chief Financial Officer
                                            Alpha Technologies Group, Inc.
                                            33 Bridge Street
                                            Pelham, NH 03076
                                            603-635-5160

GENERAL INFORMATION

What is a Stock Option?

               A stock option is the right to buy a share of stock at a fixed price during a specific period of time. Any time the fair market value of the stock is greater than the option price during that period, you will have the opportunity to purchase the shares at a below-market price.

How Many Shares of Stock Can I Buy


               The Stock Option Agreement between the Company and you sets forth the number with my of shares for which you were granted options. Stock Options?

How was the Option Price
Determined?

               The option price for Incentive Stock Options is the fair market value of the Company's Common Stock on the date of grant and as to options which are not Incentive Stock Options as determined by the Committee and set forth in the Stock Option Agreement. What if there is a Change in the If there is a stock split, stock dividend or other similar event affecting Number or Kind of Outstanding the number or kind of shares of stock the Company has outstanding, your Shares? options will be adjusted automatically.

Will I receive Dividends on my
Stock Options?

               No. Dividends, when declared, are payable only on shares of issued stock. Therefore, you will not receive dividends until you exercise your stock options and own the shares.

EXERCISING AND PAYING FOR YOUR STOCK OPTIONS


When may I exercise my Stock
Options?

               Your right to exercise these options will vest as provided in the Stock Option Agreement.


Must I exercise my Stock Options?

               No. You can let your options expire if you choose not to exercise them.

How do I exercise my Stock Options?

               The exercise price may be paid: (i) by check, bank draft or money order; (ii) at the discretion of the Committee, in shares of Common Stock already owned by you or which you acquire upon exercise of some or all of your options and having a total fair market value on the date of exercise equal to the exercise price,
               (iii) at the discretion of the Committee, a combination of (i) and (ii).

STOCK OWNERSHIP


May I Transfer my Stock Options to
Another Person?

               No, except as otherwise provided by the Committee. Generally, only you can exercise the options during your lifetime. You may not transfer, pledge or encumber these options, and any attempt to do so will not be honored.



May I Transfer Stock I Own to
Another Person?


               Yes. Once you have exercised your options, there are no restrictions on transferring stock you own, except as set forth below. However, you should consult a qualified financing or tax advisor to determine the tax consequences that may occur because of a transfer.

               The Common Stock is listed on the NASDAQ and shares of Common Stock acquired under the Plan may be sold there. However, for purposes of the Securities Act, executive officers and directors of the Company and its subsidiaries may be deemed to be affiliates of the Company and, as such, may dispose of such Common Stock in transactions effected in compliance with Rule 144 under the Securities Act (which generally permits the sale of Common Stock in limited amounts in unsolicited brokerage transactions provided the other conditions of the rule are satisfied) or pursuant to a separate prospectus which must be prepared by the Company and which specifically addresses the proposed resale of shares of Common Stock by the affiliate. Accordingly, such persons should communicate with the Company in advance of any disposition of Common Stock acquired under the 1994 Plan so that steps may be taken to permit the disposition to be effected in compliance with the Securities Act.

How Do I Sell Shares That I Have
Acquired?

               Generally, you should contact a stock brokerage firm to assist you with the sale of stock.

TERMINATION OF YOUR STOCK OPTIONS


What Happens If I Leave the
Company?


               If your employment with the Company ends for reasons other than death or disability, any options that are not yet exercisable will expire on the date of your termination. If the options are exercisable when your employment terminates, the length of time you have to exercise them depends on the reason for your termination from service.

               o If you leave because of death or disability, see below for rules that apply to each case.

               o If you leave the Company for reasons other than cause, voluntarily quitting, death or disability, you have up to one month to exercise the options - but not beyond the expiration date of the grant.

               o If, however, your employment is terminated because you voluntarily quit or are discharged for cause, the options will expire on the date of your termination.


What if My Employment Terminates
as a Result of Disability?

               If your employment terminates as a result of disability, any unexercisable stock options become exercisable to the extent that you would have been entitled to do so on the date of such cessation of employment, and such options shall continue to be exercisable for up to one year, but not beyond the expiration date of the grant.


What if I Die Before Exercising My
Stock Options?

               If you cease to be employed (or in the case of consultants or advisers, cease to be engaged) by the Company or a subsidiary corporation of the Company, by reason of death, your beneficiary may, but only within one year next succeeding the date of death, exercise such Option to the extent that you would have been entitled to do so on the date of death.

TAX CONSEQUENCES

We Urge You To Consult A Qualified Financial Or Tax Advisor Before You Exercise Options or Dispose of Stock.

A stock option grant - whether an Incentive Stock Option (ISO) or a Non-Qualified Stock Option (NQO) - does not result in any taxable income to you at the time of grant. Once exercised, the "spread" on your options (the difference between what you pay for the underlying shares - the option price - and their market value) may be taxable. The following chart highlights the tax treatment that applies to each type.

Tax Treatment Highlights
----------------------------- --------------------------------------------------------------------------------------
                              OPTION TYPE
----------------------------- --------------------------------------------- ----------------------------------------
                              Incentive Stock Option                        Non-Qualified Stock Option
Tax Treatment                 (ISO)                                         (NQO)
----------------------------- --------------------------------------------- ----------------------------------------
At Exercise                   The spread is considered income in the year   The spread is immediately taxable as
                              of exercise only for the purpose of the       ordinary income.
                              alternative minimum tax.
----------------------------- --------------------------------------------- ----------------------------------------
When You Sell or Dispose of   If you sell the shares within one year of     If you sell the shares within
Shares                        exercise or two years of grant:               one year of one year of exercise:

                              o   The spread as of the exercise date       o   Additional appreciation is
                                  is taxed as ordinary income.                 taxed as short-term capital gain.

                              o   Additional appreciation after            If you sell the shares more than one
                                  exercise date is taxed as long-          year after exercise:
                                  or short-term capital gain,
                                  depending on your holding period.        o   Additional appreciation is
                                                                               taxed as long-term capital
                              If you sell the shares more than one year        gain.
                              after exercise and two years after grant:

                              o    The entire increase in stock price from
                                   the exercise price of grant is taxed as
                                   long-term capital gain.
----------------------------- --------------------------------------------- ----------------------------------------

     The following is a more detailed summary of the Federal income tax aspects of grants under the 1994 Plan. The summary is not intended to be exhaustive and does not describe state or local tax consequences.

     Upon the grant of a non-qualified option, no income will be realized by the optionee. Upon exercise, ordinary income will generally be realized by the optionee in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding tax deduction. Upon disposition of the shares, appreciation or depreciation after the date of exercise will be treated as short-term or long-term capital gain or loss to the optionee, depending upon how long the shares have been held. Generally, the Company is required to withhold for income tax purposes upon exercise.

     No tax consequences result from the grant of an incentive stock option or, except as provided below, from its exercise by the optionee, and, except as provided below, the Company is not entitled to any deduction thereupon. The optionee will realize long-term capital gain or loss upon the sale of the shares, measured by the difference between the sale price and the exercise price, provided the shares are held for more than two years after the grant of the incentive stock option and one year after the date of exercise. If the shares are disposed of prior to such time, the optionee must treat as ordinary income the difference between the exercise price and the lesser of the fair market value of the shares on the exercise date or the amount realized in case of sale or exchange. Any remaining gain or loss will be treated as short-term or long-term capital gain or loss, depending upon how long the shares have been held. An amount equal to the ordinary income recognized by the optionee upon such disposition will be deductible by the Company at such time. For purposes of calculating the optionee's alternative minimum tax, if any, the difference between the fair market value of the shares subject to the incentive stock option determined on the date of exercise and the exercise price constitutes an item of adjustment.

     If upon the exercise of a non-qualified option or an incentive stock option all or a portion of the exercise price is satisfied by delivery to the Company of shares previously acquired by the optionee or by a direction by the optionee to the Company to withhold shares otherwise issuable upon exercise, the timing, character and amount of income that will be recognized by the optionee, and the tax deduction available to the Company, may be other than as discussed above.

     Optionees should consult with their tax advisors concerning the Federal income tax consequences of receiving the Common Stock as well as any state and local income tax consequences.